UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 31, 2014

GEI GLOBAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-171572	27-3429931
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

6060 Covered Wagons Trail
Flint, Michigan 48532

(Address of principal executive offices)
(810) 610-2816

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

●	1.01 Entry or Termination of a Material Definitive Agreement

On July 31, 2014, GEI Global Energy Corp, a Nevada corporation (the “Company”) entered into a Senior Secured Revolving Facility Agreement (the “Credit Agreement”) with TCA Global Credit Master Fund, LP, as lender (the :Lender”).

The Credit Agreement provides for a revolving credit facility (the “Credit Facility”) of up to $5,000,000. Funds under the Credit Facility will be made available to the Company on an as-needed basis, based on a mutually approved formula of eligible receivables and assets with an initial draw down at closing of $200,000 less transaction expenses. The net expenses were $109,000 with $80,000 allocated to immediately resolving corporate debt. The Company also incurred legal fees of $5,000.

The Credit Facility is guaranteed by the Company and is secured by the assets of the Company. The Lender will maintain and operate a bank account "lock box" for the collection and disbursement of the Company’s accounts receivable, and will become the senior, secured lender for the Company.

The Company intends to use the proceeds of the Credit Facility for execution of the Company’s business plan for global commercialization and in the pursuit of the following business revenue generation models as outlined in our 2012 business plan:

1.	Manufacturing and selling of fuel cell electrical power generation systems.

2.
License of core technology for third party integration For example, licensing of hydrogen extraction technology or system controls technology for integration with third party fuel cell stack technology.

3.	License of fuel cell power system for third party private label manufacturing for specific application.

4.	License of fuel cell power systems technology for third party power purchase agreement (PPA) and revenue sharing.

Loans drawn under the Credit Facility will be evidenced by a Revolving Convertible Promissory Note (the “Revolving Note”). At any time while the Revolving Note remain outstanding and only if an Event of Default occurs, subject to certain limitations, the Lender may convert all or any portion of the outstanding principal, accrued but unpaid interest and other sums payable under the Revolving Note or the Credit Agreement into shares of the Company’s common stock, par value $0.001 per share, at a price equal to (i) the amount to be converted, divided by (ii) 85% of the lowest daily volume weighted average price of the Company’s common stock during the five  business days immediately prior to the conversion date.

The foregoing description is a summary of certain of the terms of the Revolving Note and the Credit Agreement. This summary does not purport to be complete and is qualified in its entirety by the complete text of (i) the Revolving Note, which is filed as an Exhibit and is incorporated herein by reference and (ii) the Credit Agreement, which is attached as an Exhibit and is incorporated herein by reference.

Exhibit 10.1 Revolving Note

Exhibit 10.2 Credit Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEI GLOBAL ENERGY CORP.

Date: August 4, 2014	By:	/s/ K. Joel Berry
	Name:	K. Joel Berry
	Title:	Chief Executive Officer

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